Exhibit 99.1

                              Casey Container Corp.
                              a Nevada Corporation
                            7255 E. San Alfredo Drive
                              Scottsdale, AZ 85258
                                Tel. 602-819-4181

March 5, 2012

Mr. Denis M. Leonard
Crown Hospitality Group, LLC
812 E. Woodland Road
Schaumberg, Illinois 60173

Re: July 1, 2001 Funding Agreement between Casey Container Corp. ("Casey") and Crown Hospitality Group, LLC ("Crown") Amended July 31, 2011 and January 31, 2012

Dear Mr. Leonard:

This Amendment Letter hereby extends the due date of the above referenced July 1, 2011 Funding Agreement between Casey Container Corp. ("Casey") and Crown Hospitality Group, LLC ("Crown"), as amended July 31, 2011 and January 31, 2012, to "on or before March 21, 2012," so as to account for the additional time required to meet international and governmental banking procedures between Crown and its funding sources.

CROWN HOSPITALITY GROUP, LLC


By /s/ Denis M. Leonard                                      Dated March 5, 2012
   -------------------------------------
   Denis M. Leonard, Managing Member

CASEY CONTAINER CORP.


By /s/ Martin R. Nason                                       Dated March 5, 2012
   -------------------------------------
   Martin R. Nason, President and CEO